CONTACT:
                                Judith E. Falango, Vice President (860) 612-2711
                      Cynthia B. Armstrong, Senior Vice President (860) 827-2523
                                               www.americanfinancialholdings.com
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                SHAREHOLDERS OF AMERICAN FINANCIAL HOLDINGS, INC.
                    APPROVE MERGER WITH BANKNORTH GROUP, INC.

NEW BRITAIN, CT (NOVEMBER 19, 2002) - American Financial Holdings, Inc. (Nasdaq:
AMFH), New Britain, Connecticut, announced today that its shareholders overwhelmingly approved the pending merger with Banknorth Group, Inc. (NYSE:
BNK), Portland, Maine, at a meeting held today. The merger is expected to close in the first quarter of 2003, subject to receipt of all regulatory approvals.

American Financial Holdings, Inc, is the holding company for American Savings Bank. Established in 1862, American Savings Bank is a full-service community bank and operates 34 branches in 21 communities throughout central Connecticut. It is the third largest Connecticut-based bank in both assets and deposit market share. Additional information can be found on the Company's website: www.americanfinancialholdings.com. The Company is part of the Russell 2000
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Index, the S&P SmallCap 600 Index and the Nasdaq Financial-100 Index.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

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